Exhibit 99.1

Net Asset Value

We calculate net asset value per share in accordance with our valuation policies and procedures. Our monthly net asset value (“Net Asset Value”) is used to calculate the prices at which we sell our shares, except our V Shares. The tables that follow include the Net Asset Value of outstanding shares as of July 31, 2024. The following table provides a breakdown of the major components of our Net Asset Value as of July 31, 2024 ($ in thousands, except shares):

Components of Net Asset Value
Investments at fair value (cost of $60,557)	$60,637
Cash and cash equivalents	9,408
Other assets	4,707
Other liabilities	(7,901)
Accrued performance fee	(2)
Management fee payable	(11)
Net Asset Value	$66,838

Number of outstanding shares	2,656,180

The following table provides a breakdown of our total Net Asset Value and our Net Asset Value per share by type as of July 31, 2024 ($ in thousands, except shares and per share data):

Type		Monthly Net Asset Value	Number of outstanding shares	Net Asset Value per share as of July 31, 2024
Series I
A-I Shares		$5,611.41	223,310	$25.13
F-I Shares		$2,012.68	80,110	$25.12
F-S Shares		$2.76	110	$25.12
P-I Shares		$2.77	110	$25.14
P-S Shares		$2.77	110	$25.14
V Shares		$1.03	40	$25.70
Series II	$
A-I Shares		$2,456.68	97,910	$25.09
F-I Shares		$6,375.67	254,110	$25.09
F-S Shares		$2.76	110	$25.09
P-I Shares		$2.76	110	$25.10
P-S Shares		$2.76	110	$25.10
V Shares		$1.02	40	$25.60
E Shares		$50,362.48	2,000,000	$25.18

Total		66,837.55	2,656,180